Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”) is made between Cullinan Oncology, Inc., a Delaware corporation (the “Company”), and Nadim Ahmed (the “Executive”) and is effective as of May 1, 2023 (the “Effective Date”). Reference is made to that certain Employment Agreement, by and between the Company and the Executive, effective as of October 18, 2021 (the “Employment Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

WHEREAS, the Executive and the Company desire to amend the Employment Agreement as set out in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Executive and the Company hereby agree as follows:

1.
Section 2(d) of the Employment Agreement shall be amended as follows:

“(d) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses (including business travel expenses) incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.”

2.
Section 2(e) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(e) Location. The Executive’s work location is New Jersey. The Executive will be required to travel for business as necessary.”

3.
Section 2(f) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(f) Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. During the Executive’s employment with the Company, the Executive shall use a corporate apartment, leased and provided by the Company for use by Company executives, when traveling to Boston, MA in lieu of a hotel, subject to advanced scheduling and availability of such apartment.”

4.
No amendment, modification, or supplement of any provision of this Amendment No. 1 shall be valid or effective unless made in writing and signed by a duly authorized officer of each party.

5.
Except as amended and supplemented hereby, all terms and conditions of the Employment Agreement shall remain in full force and effect. The Employment Agreement as amended herein constitutes the entire understanding of the parties with respect to the subject matter thereof. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

6.
This Amendment No. 1 will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 effective as of the Effective Date.

CULLINAN ONCOLOGY, INC.

/s/ Anthony Rosenberg__________

By: Anthony Rosenberg

Its: Chairman of the Board of Directors

EXECUTIVE

/s/ Nadim Ahmed____________

Nadim Ahmed